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                                                                     EXHIBIT 4.2

                              CERTIFICATE OF TRUST
                                       OF
                       NATIONAL COMMERCE CAPITAL TRUST II


     THIS Certificate of Trust of National Commerce Capital Trust II (the "Trust"), dated as of November 16, 2001, is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)(S) 3801 et seq.) (the
                                          -------             -- ---
"Act").

     1.   Name.  The name of the business trust formed by this Certificate of
          ----
Trust is National Commerce Capital Trust II.

     2.   Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
          --------------
filing.


     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                            THE BANK OF NEW YORK (DELAWARE),
                            not in its individual capacity, but solely as Delaware Trustee



                            By: /s/ James Longshaw
                                ----------------------------------------------
                                Name: James Longshaw
                                Title: Senior Vice President


                                /s/ Sheldon Fox
                                ----------------------------------------------
                                Name: Sheldon Fox, not in his individual
                                capacity, but solely as administrative trustee


                                /s/ Charles Neale
                                -----------------------------------------------
                                Name: Charles Neale, not in his individual
                                capacity, but solely as administrative trustee